EX-99.e.1.ii

AMENDMENT NO. 4 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF APRIL 28, 2023

This Schedule to the Distribution Agreement between Delaware Group Equity Funds IV and Delaware Distributors, L.P. entered into as of May 15, 2003 and amended and restated on January 4, 2010, and further amended and restated on February 25, 2016 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Class.

Series Name	Class Names	Total 12b-1 Plan Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Portion designated as Service Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Effective Date
Delaware Mid Cap Growth Equity Fund (formerly, Delaware Smid Cap Growth Fund)	Class A	.25%		April 19, 2001
	Class C	1.00%	.25%	April 19, 2001
	Class R	.50%		May 15, 2003
	Class R6	N/A		February 25, 2016
	Institutional Class	N/A		April 19, 2001
Delaware Healthcare Fund	Class A	.25%		September 28, 2007
	Class C	1.00%	.25%	September 28, 2007
	Class R	.50%		September 28, 2007
	Institutional Class	N/A		September 28, 2007
Delaware Small Cap Growth Fund	Class A	.25%		June 30, 2016
	Class C	1.00%	.25%	June 30, 2016
	Class R	.50%		June 30, 2016
	Institutional Class	N/A		June 30, 2016
Delaware Covered Call Strategy Fund	Class A	.25%		July 19, 2019
	Class R6	N/A		July 19, 2019
	Institutional Class	N/A		July 19, 2019
Delaware Global Equity Fund	Class A	.25%		July 19, 2019
	Class R6	N/A		July 19, 2019
	Institutional Class	N/A		July 19, 2019
Delaware Growth and Income Fund	Class A	.25%		July 19, 2019
	Class R6	N/A		July 19, 2019
	Institutional Class	N/A		July 19, 2019

Delaware Hedged U.S. Equity Opportunities Fund	Class A	.25%		July 19, 2019
	Class R6	N/A		July 19, 2019
	Institutional Class	N/A		July 19, 2019
Delaware Opportunity Fund	Class A	.25%		July 19, 2019
	Class C	1.00%	.25%	February 28, 2023
	Class R	.50%		February 28, 2023
	Class R6	N/A		July 19, 2019
	Institutional Class	N/A		July 19, 2019
Delaware Premium Income Fund	Class A	.25%		July 19, 2019
	Class R6	N/A		July 19, 2019
	Institutional Class	N/A		July 19, 2019
DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	Senior Vice President and Global Head of Fund Services

DELAWARE GROUP EQUITY FUNDS IV
on behalf of the Series listed on Schedule I

By:	/s/ Shawn Lytle
Name:	Shawn Lytle
Title:	President and Chief Executive Officer